EXHIBIT 21.1

SUBSIDIARIES OF 6922767 HOLDING S. à. r.l.

The following table sets forth the name and state or other jurisdiction of incorporation of 6922767 Holding S. à. r.l.’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by 6922767 Holding S. à. r.l. and does business under its corporate name.

0733526 BC Ltd.	British Columbia, Canada
0770436 B.C. Ltd.	British Columbia, Canada
297303 British Columbia Limited	British Columbia, Canada
38286 Bermuda Ltd.	Bermuda
Aviation Personnel Recruitment & Management (APRAM) Ltd.	Cyprus
BHH – Brazilian Helicopter Holdings SA*	Brazil
BHS – Brazilian Helicopter Services Taxi Aereo SA*	Brazil
Brintel Helicopters Limited	Scotland
CHC Philippines, Inc. (formerly Canadian Helicopters Philippines Intl. Inc.)**	Philippines
Capital Aviation Services B.V.	Netherlands
CHC Helicopters (Mauritius) Limited	Mauritius
CHC (Cameroon) S.A.**	Cameroon
CHC (Chad) S.A.	Chad
CHC Australia Pty. Limited	Australia
CHC Capital (Barbados) Limited	Barbados
CHC Cayman Investments I Ltd.	Cayman Islands
CHC Cayman Investments II Ltd.	Cayman Islands
CHC Den Helder B.V.	Netherlands
CHC Denmark ApS (aka Brintel Aps)**	Denmark
CHC Global Operations (2008) Inc.	Canada
CHC Global Operations (Cyprus) Limited	Cyprus
CHC Global Operations (Netherlands) B.V.	Netherlands
CHC Global Operations Canada (2008) Inc.	Canada
CHC Global Operations Canada Inc.	Canada
CHC Global Operations International Inc.	Canada
CHC Helicopter Holding S.à r.l.	Luxembourg
CHC Helicopter S.A.	Luxembourg
CHC Helicopter Support Services (US) Inc.	Delaware
CHC Helicopter Tanzania Limited	Tanzania
CHC Helicopters (Africa) (Pty) Ltd.	South Africa
CHC Helicopters (Africa) Equatorial Guinea Inc. (formerly CHC Helicopters International Equatorial Guinea Inc.)*	Equatorial Guinea
CHC Helicopters (Barbados) Limited	Barbados
CHC Helicopters Canada Inc.**	Canada
CHC Helicopters Netherlands B.V.**	Netherlands
CHC Helikopter Service AS (formerly CHC Norway AS)**	Norway
CHC Holding (UK) Limited (formerly Canadian Helicopters (UK) Limited)	Scotland
CHC Holding NL B.V.	Netherlands
CHC Hoofddorp B.V.	Netherlands
CHC Ireland Limited**	Ireland
CHC Labuan Inc.	Malaysia
CHC Leasing (Barbados) Limited	Barbados
CHC Leasing (Ireland) Limited (formerly Justinvale Limited)	Ireland
CHC Netherlands B.V.	Netherlands
CHC Norway Acquisition Co AS	Norway
CHC Reinsurance S.A.	Luxembourg
CHC Scotia Limited**	England and Wales
CHC South East Asia Company Limited*	Thailand

CHC Sweden AB	Sweden
Court Air (Proprietary) Limited	South Africa
Court Helicopter Services (Proprietary) Limited	South Africa
EEA Helicopter Operations B.V.**	Netherlands
FR Horizon Swapco Ltd.	Cayman
Helicopter Services Group AS	Norway
Helideck Certification Agency Limited*	Scotland
Helikopter Service AS (formerly Scancopter AS)	Norway
Heli-One (Aruba) A.V.V.	Aruba
Heli-One (Europe) AS	Norway
Heli-One (Netherlands) B.V.	Netherlands
Heli-One (Norway) AS	Norway
Heli-One (U.S.) Inc.	Delaware
Heli-One (UK) Limited	Scotland
Heli-One American Leasing Inc.	Canada
Heli-One American Support, LLC	Delaware
Heli-One Australia Pty. Limited	Australia
Heli-One Canada Inc.	Canada
Heli-One Defence B.V.	Netherlands
Heli-One Holdings (UK) Limited	England & Wales
Heli-One Inc.	Canada
Heli-One Leasing (Norway) AS	Norway
Heli-One Leasing Inc.	Canada
Heli-One USA Inc.	Texas
Heliworld Leasing Limited	England & Wales
Horizon I Participações Ltda.*	Brazil
Integra Leasing AS	Norway
Inter Aviation Support (IAS) Ltd.	Cyprus
Lloyd Bass Strait Helicopters Pty. Ltd.	Australia
Lloyd Helicopter Services Limited	Scotland
Lloyd Helicopter Services Pty. Ltd.	Australia
Lloyd Helicopters International Pty. Ltd.	Australia
Lloyd Helicopters Pty. Ltd.	Australia
CHC Helicopter Australia Pty Ltd	Australia
Management Aviation Limited	England and Wales
Nigeravia S.A.**	Niger
OSCO & CHL Arabian Co. Ltd.*	Saudi Arabia
Heli-One (Poland) Sp. z o.o. (formerly Robledo Sp. z o.o.)	Poland
Schreiner Airtax Argentina S.A.**	Argentina
Schreiner Airways Panama Operating S.A.	Panama
Schreiner Airways Panama S.A.	Panama
Schreiner Delta Consult EESV	Netherlands
Servicio Aero Litoral Ltda.**	Chile
Slemon Park Corporation**	Prince Edward Island, Canada
Thai Aviation Services Limited**	Thailand
Vinland Denmark A/S	Denmark

*	6922767 Holding S.a. r.l. directly or indirectly owns a majority of the outstanding shares or interests.
**	6922767 Holding S.a. r.l. directly or indirectly owns less than 50% of the outstanding shares or interests.